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                                                                    Exhibit 23.2
               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-4, No. 333-49248) of Amgen Inc. for the registration of 3,177,829 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Amgen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                 /s/  Ernst & Young LLP

Los Angeles, California
November 10, 2000